UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

In connection with the impact that the COVID-19 pandemic has had on the economy and on the resulting disruption to the airline industry specifically, Gevo, Inc. (the “Company”) and Delta Air Lines, Inc. (“Delta”) agreed to amend portions of that certain Fuel Sales Agreement (the “Original Agreement”) dated as of December 11, 2019 between the Company and Delta. On April 22, 2020, the Company and Delta entered into Amendment No. 1 to Fuel Sales Agreement (the “Amendment” and together with the Original Agreement, the “Agreement”).

The Amendment revises the Original Agreement to, among other things, provide that Delta may terminate the Agreement if the Company does not notify Delta by June 30, 2024 that the facility for the production, refining and delivery of renewable alcohol-to-jet fuel (“ATJ”) with a nameplate capacity of up to 12 million gallons per year (the “Facility”) has achieved commercial operation and the ability to produce and deliver the ATJ purchased pursuant to the Agreement (the date upon which such operation occurs is referred to as the “Commencement Date”).

The Amendment also revises the credit support terms in the Original Agreement to state that the Company and Delta will work to mutually agree upon credit support terms for the take or pay that are acceptable to the Company’s lender to enable the Company to obtain third party financing prior to the earlier of the time that the Company obtains financing for construction of the Facility or otherwise issues a notice to commence construction of the Facility. If the Company and Delta are unable to agree on reasonable credit support terms, the Company may terminate the Agreement. The balance of Delta’s credit support obligations have been deleted.

In addition, the Amendment revises the ATJ pricing in the Original Agreement to the extent that if Brent Crude is below a certain cutoff price as of the date that is 60 days prior to the Commencement Date (the “Commencement Notice Date”), then the pricing adjusts based upon a formula related to the Brent crude prices as of the Commencement Notice Date. The Amendment also provides that, if as of the Commencement Notice Date, the Brent Crude price is below the price adjustment range, Delta may eliminate the take-or-pay requirements of the Agreement, which includes eliminating Delta’s obligation to take-or-pay the 10 million gallons per year of ATJ. Instead, the Agreement would require the Company and Delta to agree at that time on the volumes and price of any ATJ to be sold under the Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to the Agreement between the Company and Delta, the Company’s ability to achieve commercial operation of the Facility on the timing anticipated or at all, the Company’s ability to finance and construct the Facility contemplated by the Agreement on the anticipated timing or at all, the future price of Brent crude oil, the Company and Delta’s ability to agree on reasonable credit support terms and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Amendment No. 1 to Fuel Sales Agreement, dated as of April 22, 2020, by and between the Company and Delta Air Lines, Inc.

†

Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: April 28, 2020	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary